FOR IMMEDIATE RELEASE

Contact: Dana C. Gavenda
President and Chief Executive Officer
FSB Bancorp, Inc.
FSB Community Bankshares, Inc.
Tel. (585) 223-9080

FSB BANCORP, INC. ANNOUNCES CLOSING OF REORGANIZATION AND STOCK OFFERING

Fairport, New York, July 13, 2016 – FSB Bancorp, Inc. (Nasdaq Capital: FSBC), announced today that it has completed the conversion and reorganization pursuant to which FSB Community Bankshares, MHC has converted to the stock holding company form of organization.  FSB Bancorp, Inc. (“FSB Bancorp”), the new stock holding company for Fairport Savings Bank, sold 1,034,649 shares of common stock at $10.00 per share, for gross offering proceeds of $10.3 million in its stock offering.

Concurrent with the completion of the conversion and reorganization, shares of common stock of FSB Community Bankshares, Inc. (“FSB Community”) owned by public stockholders have been exchanged for shares of FSB Bancorp’s common stock so that the former public stockholders of FSB Community now own approximately the same percentage of FSB Bancorp’s common stock as they owned of FSB Community’s common stock immediately prior to the conversion, subject to adjustment as disclosed in the prospectus.  Stockholders of FSB Community will receive 1.0884 shares of FSB Bancorp’s common stock for each share of FSB Community’s common stock they owned immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid based on the offering price of $10.00 per share. As a result of the offering and the exchange of shares, FSB Bancorp has 1,941,719 shares outstanding, subject to adjustment for fractional shares.

The shares of FSB Bancorp common stock are expected to begin trading on the Nasdaq Capital Market on July 14, 2016 under the trading symbol “FSBC.”

Direct Registration Statements reflecting the shares purchased in the offering are expected to be mailed to purchasers on or about July 14, 2016.  Stockholders of FSB Community holding shares in street name will receive shares of FSB Bancorp common stock and cash in lieu of fractional shares within their accounts.  Stockholders of FSB Community holding shares in certificated form will be mailed a letter of transmittal on or about July 15, 2016.  After submitting their stock certificates and a properly completed letter of transmittal to FSB Bancorp’s transfer agent, stockholders will receive Direct Registration Statements reflecting their shares of FSB Bancorp common stock and checks for cash in lieu of fractional shares.

Sandler O’Neill & Partners, L.P. served as FSB Bancorp’s offering agent in the subscription and community offerings. Luse Gorman, PC served as legal counsel to FSB Community and FSB Bancorp.

Fairport Savings Bank, founded in 1888, is headquartered in Fairport, New York with four additional full-service branch offices located in Penfield, Irondequoit, Webster and Perinton, New York.  The Bank also has loan production offices located in Buffalo, Greece, Pittsford and Watertown, New York.

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The factors listed above could affect FSB Bancorp’s financial performance and could cause FSB Bancorp’s actual results for future periods to differ materially from any opinions or statements expressed in any current statements with respect to future periods.  FSB Bancorp does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the U.S. Securities and Exchange Commission.